Exhibit 99.1

CANO PETROLEUM ANNOUNCES THE DEPARTURE OF MICHAEL J. RICKETTS

IRVING, Texas—(BUSINESS WIRE)—On June 16, 2011, Cano Petroleum, Inc. (NYSE Amex: CFW) (“Cano”) announced that Michael J. Ricketts informed Cano of his decision to resign from his positions as the Senior Vice President and Chief Financial Officer of Cano and from all other positions he holds with Cano or any of its subsidiaries, effective as of the close of business on June 20, 2011.  Mr. Ricketts is resigning to accept a position at another company.  The Board of Directors of Cano believes that it is in the final stages of its search for a Chief Financial Officer to succeed Mr. Ricketts and expects to announce a successor in the near future.

About Cano

Cano Petroleum, Inc. is an independent Texas-based energy producer with properties in the mid-continent region of the United States.  Cano’s primary focus is on increasing domestic production from proven fields using enhanced recovery methods.  Cano trades on the NYSE Amex under the ticker symbol CFW.  Additional information is available at www.canopetro.com.

Forward Looking Statements

Safe-Harbor Statement — Except for the historical information contained herein, the matters set forth in this news release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Cano intends that all such statements be subject to the “safe-harbor” provisions of those Acts.  Many important risks, factors and conditions may cause Cano’s actual results to differ materially from those discussed in any such forward-looking statement.  These risks include, but are not limited to, estimates or forecasts of reserves, estimates or forecasts of production, future commodity prices, exchange rates, interest rates, geological and political risks, drilling risks, product demand, transportation restrictions, the ability of Cano Petroleum, Inc. to obtain additional capital, and other risks and uncertainties described in the Cano’s filings with the Securities and Exchange Commission.  The historical results achieved by Cano are not necessarily indicative of its future prospects.  Cano undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts

Cano Petroleum, Inc.

James R. Latimer, III, 214-687-0030

Chief Executive Officer

INFO@canopetro.com